Exhibit 10.15
AMENDMENT NO. 4 TO LEASE AGREEMENT
     This Amendment No. 4 to Lease Agreement, dated as of December 31, 2008 (this “Amendment”), is entered into by and between CATALYST PAPER (SNOWFLAKE) INC., a Delaware corporation (“Landlord” or “Facility Operator”) an indirect wholly-owned subsidiary of Catalyst Paper Corporation, a Canadian corporation, and SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company (“Tenant” or “Facility Owner”).
RECITALS
     A. Landlord and Tenant have entered into that certain Lease Agreement, dated as of September 14, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the “Lease”). Capitalized terms used herein but not defined herein have the meaning given in the Lease.
     B. Landlord, CoBank, ACB and Tenant have entered into that certain Consent and Agreement, dated as of September 1, 2006 (the “Consent”), pursuant to which the Lease was amended as described in the Consent.
     C. Landlord and Tenant have entered into that certain Amendment No. 2 to Lease Agreement, dated as of August 2, 2007 (“Amendment No. 2”), pursuant to which the Lease was amended as described in Amendment No. 2.
     D. Landlord and Tenant have entered into that certain Amendment No. 3 to Lease Agreement, dated as of August 23, 2007 (“Amendment No. 3”), pursuant to which the Lease was amended as described in Amendment No. 3.
     E. Landlord and Tenant wish to further amend the Lease as set forth herein.
     F. Renegy Holdings, Inc., the sole member of Tenant (“Renegy”), and AZ Biomass LLC, a Delaware limited liability company (“State Street”), contemplate entering into that certain Membership Interest Purchase Agreement to be dated as of January 1, 2009 (the “MIPA”) pursuant to which State Street will acquire from Renegy all the Class A membership interests in Tenant (the “Class A Interest”) for the consideration and on the terms as set forth in the MIPA.
     G. Pursuant to Section 22 of the Lease, Tenant has agreed not to assign, sublease, or otherwise transfer all or any portion of its interest under the Lease without the prior written consent of Landlord.
     H. The sale of the Class A Interest to State Street pursuant to the MIPA may be considered to be a “Transfer” of Tenant’s interest in the Lease, as such term is defined in paragraphs 3 and 4 of Section 22 thereof, and therefore Tenant has requested that Landlord consent to such Transfer of Tenant’s interest in the Lease.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. 2009 Annual Budget. Facility Owner and Facility Operator agree that the Annual Budget (as defined in the Operations Provisions) for the Lease Year commencing January 1, 2009 and ending December 31, 2009 (the “2009 Lease Year”) shall be the budget attached to this Amendment as Exhibit A (the “2009 Annual Budget”).
     2. Amendment of Lease. Landlord and Tenant agree that the Lease shall be amended as follows (with capitalized terms not otherwise defined herein having the meaning given in the Lease and section references referring to sections of the Lease):
          (a) Section 4.3 is hereby deleted in its entirety and replaced with the following:
     4.3 Paper Sludge Supply and Removal. Landlord currently operates the Paper Mill on property that is adjacent to the Real Property. For so long as the Paper Mill remains open and operating, Landlord shall allow Tenant to obtain without cost or charge as much of the paper sludge produced by the Paper Mill as Tenant can use at the Power Facility. Tenant will use commercially reasonable efforts to utilize the paper sludge as a fuel source for the Power Facility, but Tenant does not guarantee that the paper sludge will be a viable fuel source for the Power Facility. At no cost to Tenant, Landlord shall process the sludge to reduce the moisture content of such sludge to the lowest practical moisture content (in no event greater than approximately 50% moisture content) and shall be responsible for all waste water treatment in connection with the production and processing of such sludge. At no cost to Landlord, Tenant shall install equipment to transport the paper sludge from the wastewater treatment plant to the Power Facility, and shall add screw presses or other equipment necessary to allow Landlord to reduce the moisture content of the sludge. Tenant shall reimburse Landlord as an “Operational Cost” under the “Operations Provisions” the cost of transporting all such processed sludge to the Power Facility. In the event Tenant wishes to terminate its use of any or all of the paper sludge at the Power Facility, Tenant shall provide Landlord at least 30 days advance written notice of such termination. Any portion of paper sludge produced at the Paper Mill that is not taken by Tenant, including any sludge that Tenant discontinues using, may be sold or otherwise conveyed by Landlord to any third party; provided, however, that if Landlord desires to sell, transfer or convey any paper sludge to a third party (other than a transporter for purposes of disposal of the paper sludge in a landfill), Landlord shall first provide Tenant with 60 days’ notice of such desire and Tenant shall have the right to take possession and ownership of all the paper sludge produced by the Paper Mill. In the event Tenant fails to utilize at least 75% of the paper sludge (at current levels) produced at the Paper Mill within two (2) years after the Commencement Date, or thereafter fails to maintain such minimum usage, Tenant shall pay an annual rent of $400,000 in equal monthly installments. Any rent being paid under this Section 4.3 shall be suspended if the Paper Mill’s production of paper sludge falls below 25% of current levels, and shall resume when the production rises above 25% of current levels. Landlord shall notify Tenant at least 90 days prior to permanently closing the Paper Mill or permanently ceasing production or processing of paper sludge. For purposes of this Section 4.3, current levels of paper sludge production shall refer to sludge production of 250 bone dry tons per day of Paper Mill operation. So long as the Operations Provisions remain in effect, any rent being paid under this Section 4.3 shall be suspended for any period during which Landlord, as Facility Operator, fails to use commercially reasonable efforts to utilize paper sludge taken by Tenant, consistent with Prudent Operating and Maintenance Practices.
          (c) Section 4.6 is hereby deleted in its entirety and replaced with the following:
     4.6 Utilities; Disposal of Facility Waste Other Than Fly Ash. Landlord shall provide utilities necessary to operate the Power Facility as described in this Section 4.6 so long as the Paper Mill is operating. The scope of such utilities shall be the same as those provided as of November 2008. Electricity shall be provided as described in Section 4.5 above. Natural gas will be provided as available at the metered cost. Water, boiler feedwater, compressed air, sewage and waste water treatment, and removal and disposal of Facility Waste will be provided to Tenant for a fixed rate of $375,000 per year. Landlord shall arrange for the transportation and disposal of all Hazardous Waste generated at the Power Facility in accordance with applicable law, and all costs associated therewith shall be considered an “Operational Cost” to be paid by Tenant. Landlord shall take possession of, transport and dispose of all Facility Waste in a location other than on the Real Property in accordance with applicable law, including, without limitation, all “Environmental Laws”. Tenant shall not have any financial responsibility with respect to the Facility Waste except as otherwise provided herein. Except as they relate to Tenant’s obligations under this Section 4.6, any and all claims, demands, notices, damages, costs, fees, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs, that result from or relate to the Facility Waste shall be considered Excluded Claims and shall be covered under Landlord’s indemnification obligations set forth in Section 12.3. The rate charged Tenant for the foregoing services shall be adjusted on January 1, 2010, and on January 1 of each year thereafter, by the same percentage change as occurs during the prior calendar year in the cost to Landlord of providing utilities at the usage rates listed in Exhibit B attached hereto. The parties understand and agree that if the Paper Mill or any portion thereof is not operating for some temporary or indefinite period (but excluding a permanent closure) such that Landlord is not able to provide all of the utilities described herein during such period, Landlord and Tenant shall consult with one another in good faith to determine an acceptable means to supply the interrupted utilities. To the extent the interrupted utilities are provided by Landlord, the added costs incurred by Landlord shall be considered an “Operational Cost” to be paid by Tenant. The parties further understand and agree that the rate for the utilities described herein is based on the operations and efficiencies of the Power Facility as existing during November 2008. Should physical changes or changes in the method of operation of the Power Facility result in an increase in the demand for any of the utilities provided hereunder in any Lease Year by more than 10% above the levels reflected in Exhibit B, the added cost to Landlord for providing utilities above the Exhibit B levels shall be considered an “Operational Cost” to be paid by Tenant. Should such changes result in a decrease in the demand for any of such utilities in any Lease Year by more than 10% below the levels reflected in Exhibit B, the decrease in the cost to Landlord for providing utilities below the Exhibit B levels shall be refunded to Tenant.
          (d) Section 4.7 is hereby deleted in its entirety and replaced with the following:
     4.7 Fly Ash Disposal.
     4.7.1 During the Lease Term, Landlord shall take possession of, transport and dispose of all Fly Ash in a location other than on the Real Property in accordance with applicable law, including, without limitation, all “Environmental Laws”. Tenant shall (i) reimburse Landlord, as an Operational Cost under the Operations Provisions, for all transportation costs incurred in removing and disposing of any Fly Ash, whether disposed of onsite or offsite of the Paper Mill, (ii) reimburse Landlord, as an Operational Cost under the Operations Provisions, for all disposal costs for Fly Ash disposed of offsite of the Paper Mill, and (iii) pay to Landlord an amount equal to $4.50 per ton of Fly Ash, having a moisture content of no more than 20%, disposed of onsite of the Paper Mill, provided that in no event shall Tenant be obligated to make any payments hereunder for any fees under this subsection (iii) that exceed $490 on any given day during the Lease Year. The foregoing rates charged to Tenant shall be adjusted effective January 1 of each year by the same percentage change as occurs in Landlord’s actual landfill costs during the prior calendar year. In the event the costs referenced in subsection “(i)” above are increased as the result of changes in the costs for services being provided to Landlord by a third party, Tenant shall have the option (exercisable no later than 30 days after receiving notice from Landlord of the adjustment) to assume the obligation to perform such services directly, subject to compliance with termination provisions in Landlord’s agreement with the third party, and subject to Tenant being able to perform such services at or exceeding the standards being met by such third party. To the maximum extent permitted by applicable law, (a) Tenant, and not Landlord, shall be considered the generator of the Fly Ash, and (b) the Power Facility, and not the Paper Mill, shall be considered the source of the Fly Ash.
     4.7.2 Notwithstanding anything to the contrary herein, in the event the Operations Provisions terminate prior to the termination of the Lease: (A) the cost for disposal of Fly Ash disposed of onsite of the Paper Mill shall increase to $7.50 per ton of Fly Ash having a moisture content of no more than 20% subject to a daily fee limitation of $818 (instead of $490); (B) Landlord shall continue to be obligated to take possession of, transport and dispose of the Fly Ash having a moisture content of no more than 20% as described above in Section 4.7.1 and any reimbursements required to be made by Tenant to Landlord described under subsections “i” and “ii” thereof shall continue to be required and shall be paid in a manner consistent with Section 7.1.3 of the Operations Provisions (notwithstanding the termination thereof); (C) Tenant may elect upon 30 days notice to Landlord to assume all of Landlord’s obligations to take possession of, transport and dispose of the Fly Ash, in which case Tenant shall pay to Landlord the disposal costs listed in subsection “(A)” above, Landlord shall be relieved of its obligations under the foregoing subsection “(B)”; and the Fly Ash may continue to be disposed of on Landlord’s property (unless subsection “(D)” applies); (D) in the event (i) Tenant makes the election described in the foregoing subsection “(C)”, and (ii) the disposal of the Fly Ash on Landlord’s property is not commercially reasonable for Landlord, Tenant shall make arrangements to dispose of the Fly Ash offsite of Landlord’s property, and the disposal costs listed in subsection “A” would not apply. The foregoing rates charged to Tenant for disposal on Landlord’s property shall be adjusted effective January 1 of each year by the same percentage change as occurs in Landlord’s actual landfill costs during the prior calendar year. In the event the costs referenced in subsection “(i)” of Section 4.7.1 above are increased as the result of changes in the costs for services being provided to Landlord by a third party, Tenant shall have the option (exercisable no later than 30 days after receiving notice from Landlord of the adjustment) to assume the obligation to perform such services directly, subject to compliance with termination provisions in Landlord’s agreement with the third party, and subject to Tenant being able to perform such services at or exceeding the standards being met by such third party. Landlord may reject any Fly Ash having a moisture content of greater than 20%, in which case Tenant shall be responsible for disposing of the Fly Ash offsite of Landlord’s property in accordance with applicable law. If Tenant makes the election to assume Landlord’s obligations as described in this Section 4.7.2, any and all claims, demands, notices, damages, costs, fees, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs, that result from or relate to the Fly Ash shall be covered under Tenant’s indemnification obligations set forth in Section 12.1;
     4.7.3 Tenant shall not have any financial responsibility with respect to the Fly Ash except as otherwise provided herein. Except as they relate to Tenant’s obligations under this Section 4.7, any and all claims, demands, notices, damages, costs, fees, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs, that result from or relate to the Fly Ash shall be considered Excluded Claims and shall be covered under Landlord’s indemnification obligations set forth in Section 12.3.
     4.7.4 Tenant shall be responsible for any and all improvements, including, without limitation, pollution control equipment and structural changes, reasonably necessary to ensure that the handling and loading of the Fly Ash at the Power Facility can be and is accomplished in accordance with applicable law.
     4.7.5 Landlord acknowledges that, to the extent Landlord is required to dispose of Fly Ash pursuant to the Lease, it will dispose of Fly Ash on Landlord’s property so long as commercially reasonable. This provision shall not obligate Landlord to expand Landlord’s existing landfill to accommodate the disposal of Fly Ash.
          (e) Section 13 “Tenant’s Insurance” is hereby revised as follows:
     (i) The lead-in paragraph shall be deleted in its entirety and replaced by the following:
“13. Tenant’s Insurance. Tenant shall obtain and maintain the following insurance during the Term:”.
     ii) The policy limits in subsection 13.1.2 shall be revised to read:
“...general aggregate-not less than $5,000,000.00, and per occurrence-not less than $5,000,000.00.”
          (f) Section 14(b) is hereby revised to read:
“(b) name Tenant as named insured and Landlord as additional insured...”
     (g) The amendment to Section 4.6 with respect to the fixed fee for Utilities and the amendment to Section 4.7 with respect to the payment for the disposal of Fly Ash onsite of the Paper Mill at the rate of $4.50 per ton shall be effective as of October 1, 2008. The parties hereto agree to make any necessary payments or adjustments to invoices as soon as reasonably practicable to effect the intent of the foregoing amendments as of the effective date thereof.
     (h) New definitions are hereby added to Section 35 as follows:
     “Fly Ash” — shall mean all “fly” ash captured by the air pollution control equipment at the Power Facility that is generated by normal operations of the Power Facility (and shall specifically exclude “bottom” ash). For purposes of this definition, “normal operations” of the Power Facility shall include the burning of paper sludge and wood waste, but not plastics, tires or other non-biomass materials
     “Hazardous Waste” shall have the meaning given in the federal Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., and regulations of the U.S. Environmental Protection Agency at 40 C.F.R. Part 261 and the Arizona Department of Environmental Quality at A.A.C. R18-8-261.
     (i) The definition of “Facility Waste” in Section 35 is hereby deleted in its entirety and replaced with the following:
     “Facility Waste” — shall mean all ash, byproducts, trash and other solid waste generated by normal operations of the Power Facility, but shall not include Hazardous Waste or Fly Ash.

     (j) A new Exhibit B is added as attached to this Amendment. The parties shall have until January 31, 2009 to determine whether any changes should be made to Exhibit B based on good faith discussions. If, by January 31, 2009, the parties are unable to reach agreement concerning any changes to Exhibit B, the form attached to this Amendment shall become effective.
     (k) Continued Sludge Supply and Removal. Landlord and Tenant agree and acknowledge that, in the event the Operations Provisions terminate prior to the termination of the Lease, Landlord shall continue to provide paper sludge pursuant to Section 4.3 of the Lease, including without limitation, processing and transporting such sludge to the Power Facility consistent with the provisions of Section 4.3. In such case, Tenant shall continue to reimburse Landlord for the cost of transporting processed sludge to the Power Facility in a manner consistent with Section 7.1.3 of the Operations Provisions (notwithstanding the termination thereof). However, upon 30 days notice by Tenant to Landlord, Tenant may elect to assume Landlord’s obligations to transport the paper sludge to the Power Facility, in which case Landlord shall be relieved of its obligations with respect to the same. In such event, Landlord shall continue to operate and maintain Tenant’s equipment and property at the Paper Mill’s wastewater treatment plant, and to process as much of the paper sludge produced at the Paper Mill as Tenant can use. Landlord’s maintenance costs associated with Tenant’s property at the wastewater treatment plant shall be the responsibility of Tenant. Except as otherwise provided in the preceding sentence, should the Operations Provisions be terminated, Tenant shall not be subject to additional costs relating to the acquisition, processing or transport of the sludge, access to Tenant’s screw presses and other equipment and property at the Paper Mill’s wastewater treatment plant (including, without limitation, the sludge press building, conveyors and loading bins), storage of such equipment at the Paper Mill’s wastewater treatment plant as conducted as of November, 2008, use or access to Landlord’s property for the purposes of transporting sludge pursuant to Section 4.3 as conducted as of November, 2008, and waste water treatment in connection with the production and processing of sludge.
     (l) Continued Access and Easement Rights of Tenant. Landlord and Tenant agree and acknowledge that, in the event the Operations Provisions terminate prior to the termination of the Lease, Tenant shall have the right under the Lease to access and use its equipment and other property located on the Real Property and on Landlord’s real property consistent with this section and Section 2(k) of this Amendment, and otherwise use Landlord’s real property for the purposes of operating and maintaining the Power Facility consistent with (i) this section, (ii) Section 27 of the Lease, and (iii) the operation and maintenance of the Power Facility by Landlord and Tenant prior to the termination of the Operations Provisions without the imposition of any new or additional costs payable by Tenant to Landlord under the Lease. Such rights include use, access and similar rights relating, but not limited, to the following:
          (A) equipment and property (including, without limitation, the sludge press building, conveyors and loading bins, but excluding the right to operate screw presses and other equipment and property located at the Paper Mill’s wastewater treatment plant) used in the performance of Section 4.3 of the Lease with respect to paper sludge;

          (B) pumps, pipes and other equipment, whether on Tenant’s or Landlord’s real property, relating to utilities necessary to operate the Power Facility as described in Section 4.6 of the Lease (as identified and agreed to by Landlord and Tenant as the result of good faith discussions), including without limitation such equipment relating to the provision of electricity, natural gas, water, boiler feedwater, compressed air, sewage and waste water treatment, and Facility Waste removal and disposal;
          (C) the walkway or “catwalk” connecting the Power Facility and the Paper Mill;
          (D) the transport of materials in connection with the operation and maintenance of the Power Facility, including without limitation the transport of Fly Ash to Landlord’s onsite landfill or to an offsite location and the delivery of materials to and from the Power Facility (e.g., fuel, parts and other materials); and
          (E) the Interconnection Facilities and any interconnection equipment, transmission lines and other facilities related to Tenant’s Interconnection Agreement with APS (including as may be amended to provide for the APS-Zeniff substation), any Replacement Interconnection Agreement or any other interconnection or similar agreement related to the Zeniff substation.
Tenant shall conduct its operations on the Real Property and Landlord’s real property in a manner that (i) does not interfere with Landlord’s operations of the Paper Mill, and (ii) to the extent such operations are conducted on Landlord’s real property, complies with the Paper Mill’s policies and procedures, including without limitation, its safety procedures.
     (m) Zeniff Substation Interconnection Agreement. Landlord and Tenant agree that the parties shall be responsible for 50% each of the fees charged by APS in connection with Tenant’s submission to APS of a Request for Interconnection on November 25, 2008 (including any additional fees that may be incurred in connection with such Request), and each party shall promptly reimburse the other party with respect to the payment of such fees, as applicable.
     (n) Utilities Services for Tenant Office. Landlord agrees and acknowledges that the utilities services provided by Landlord under Section 4.6 of the Lease shall include services to Tenant’s office facility located on or to be located on the Real Property without any additional cost than as provided under Section 4.6, whether or not the Operations Provisions terminate prior to the termination of the Lease, provided that such services shall be comparable to what was provided to Tenant’s existing facility as of November, 2008.
     (o) Emergency Services. In the event the Operations Provisions terminate prior to termination of the Lease: (i) Landlord shall continue to maintain the Paper Mill’s fire protection system, including such portion as installed at the Power Facility, and shall have the right to access and use such equipment in the event of a fire whenever deemed necessary by Landlord; (ii) Tenant shall reimburse Landlord for all reasonable fire protection system maintenance, repair and replacement costs associated with protection of the Power Facility; and (iii) Tenant shall be responsible for emergency response at the Power Facility, including, without limitation, medical care of personnel, consistent with the rights reserved herein by Landlord.
     (p) Site Personnel Costs Following Termination of Operations Provisions. Except as otherwise provided in the Lease or this Amendment, Landlord acknowledges and agrees that in the event the Operations Provisions terminate, Tenant shall have no liability for Payroll Related Costs for any Site Personnel (including, for the avoidance of doubt, any Shared Personnel, Specific Site Personnel or Home Office Personnel) or other employees or independent contractors of Landlord for any Services provided by such persons following the termination of the Operating Provisions, including, without limitation, any costs relating to providing security or performing safety or environmental services for Landlord’s property, the Real Property or the Power Facility.
     3. Amendment of Operations Provisions. Facility Owner and Facility Operator agree that the Operations Provisions attached to the Lease shall be amended as follows (with capitalized terms not otherwise defined herein having the meaning given in the Operations Provisions and section references referring to sections of the Operations Provisions):
          (a) Section 7.2 “Power Facility Full Capacity Bonus” is hereby deleted in its entirety and replaced with the following:
     7.2 Power Facility Bonus. Facility Owner shall pay Facility Operator an incentive bonus for any Lease Year during which Facility Operator is operating the Power Facility in an amount equal to the sum of (i) 25% of the amount by which actual “Adjusted O&M Costs” for the Lease Year are less than projected “Adjusted O&M Costs” for the Lease Year up to a maximum incentive bonus amount of $200,000, provided, however, that solely with respect to the Lease Year commencing January 1, 2009 and ending December 31, 2009 (the “2009 Lease Year”), such incentive bonus shall be equal to 50% of the amount by which actual “Adjusted O&M Costs” for the last six months of the 2009 Lease Year are less than projected “Adjusted O&M Costs” for the last six months of the 2009 Lease Year up to a maximum incentive bonus amount of $100,000, plus (ii) $100,000 if the capacity factor for the Power Facility in the Lease Year is between 94% and 96%, or $200,000 if the capacity factor for the Power Facility in the Lease Year is 96% or greater. For purposes of this Section 7.2, the gross electric capacity of the Power Facility shall be 24.5 megawatts.
          (b) The number “90” in subsection “(ii)” of Section 9.2 is hereby deleted and replaced with the number “180”.
          (c) A new Section 10.2 is hereby added to read as follows:
10.2. Indemnification by Facility Owner. During the time these Operations Provisions are in effect, should Facility Owner at any time undertake to perform any of the Services, either with or without Facility Operator’s consent, Facility Owner shall indemnify, defend and hold harmless Facility Operator Parties for, from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs, for injury or death of persons or physical loss of or damage to property claimed or asserted by a Third Person and arising or resulting from: (a) any willful misconduct or negligence of Facility Owner or any Facility Owner Party in conjunction with the use of Parcel 1 or operation of the Power Facility by Facility Owner or any Facility Owner Party; (b) any failure by Facility Owner to perform any obligation which would otherwise be performed by Facility Operator under these Operations Provisions with respect to the Services undertaken by Facility Owner; or (c) any violation by Facility Owner or the Power Facility of any law, regulation, code, judgment, order, Permit, license or government approval, including without limitation, any Environmental Law.
          (d) Section 11.1 is hereby deleted in its entirety and replaced with the following:
11.1 Termination by Facility Owner. Facility Owner shall be permitted to terminate these Operations Provisions upon written notice if any of the following events occur: (a) bankruptcy or insolvency of the Facility Operator; (b) payment default by Facility Operator that is not cured within sixty (60) Business Days of notice from Facility Owner that such payment is due; (c) failure by Facility Operator to perform any of its duties, responsibilities and obligations under these Operations Provisions after notice by Facility Owner, provided Facility Operator shall have up to 30 days after such notice was given to cure such default or make substantial progress towards curing such default, and provided further that this subsection (c) shall not apply in the case of a termination by Facility Owner under subsections (d) or (e) hereof; (d) for the period commencing January 1, 2009 and ending June 30, 2009, (i) actual Adjusted O&M Costs exceed the budgeted Adjusted O&M Costs for such period as set forth in the 2009 Annual Budget or (ii) the actual output of the Power Facility (measured in megawatt hours) is less than the projected output of the Power Facility provided for such period in the 2009 Annual Budget, in which case, unless the occurrence of either subsection “i” or “ii” hereof is attributable to an event or cause beyond the reasonable control of Facility Operator, Facility Owner may terminate the Operations Provisions effective August 31, 2009, provided that Facility Owner shall provide notice to Facility Operator of its intent to terminate the Operations Provisions under this subsection (d) not later than July 31, 2009; and (e) with respect to any Lease Year, (i) actual Adjusted O&M Costs exceeds the projected Adjusted O&M Costs as set forth in the Annual Budget for such Lease Year or (ii) the actual output of the Power Facility (measured in megawatt hours)

is less than the projected output of the Power Facility provided for such Lease Year in the Annual Budget for such Lease Year, in which case, unless the occurrence of either subsection “i” or “ii” hereof is attributable to an event or cause beyond the reasonable control of Facility Operator, Facility Owner may terminate the Operations Provisions effective February 28 of the following Lease Year, provided that Facility Owner shall provide notice to Facility Operator of its intent to terminate the Operations Provisions under this subsection (e) not later than January 31 of the following Lease Year. A termination of these Operations Provisions under this Section 11.1 for any reason shall not terminate the Lease, which shall continue in full force and effect unless otherwise terminated pursuant to the terms thereof. For the avoidance of doubt, the obligations of the parties upon termination of the Operations Provisions as set forth therein, including without limitation, the parties’ obligations under Section 9 of the Operations Provisions, shall continue to apply irrespective of the reason for termination under this Section 11.1. A default by Landlord under the Lease is governed by Section 19 of the Lease.
          (e) Section 11.2 is hereby deleted in its entirety and replaced with the following:
11.2 Termination by Facility Operator. Facility Operator shall be permitted to terminate these Operations Provisions upon written notice for any reason or for no reason. A termination of these Operations Provisions under this Section 11.2 shall not terminate the Lease, which shall continue in full force and effect unless other wise terminated pursuant to the terms thereof. For the avoidance of doubt, the obligations of the parties upon termination of the Operations Provisions as set forth therein, including with limitation, the parties’ obligations under Section 9 of the Operations Provisions, shall continue to apply irrespective of the reason for termination under this Section 11.2. A default by Tenant under the Lease is governed by Section 18 of the Lease.
          (f) New definitions are hereby added to Section 13 as follows:
     “2009 Annual Budget” — shall mean the Annual Budget for the 2009 Lease Year as agreed to by Facility Owner and Facility Operator.
     “2009 Lease Year” — shall have the meaning set forth in Section 7.2.
     “Adjusted O&M Costs” — shall mean the line items listed in the Annual Budget under “Cost of Sales,” less fuel, natural gas, wheeling, insurance and property tax (each of which line items are listed in the Annual Budget), and excluding costs for repairs and modifications to the Power Facility that result from design deficiencies, including, without limitation, modifications identified in 2008 for the baghouse and urea injection system.
          (g) The definition of “Shared Personnel” in Section 13 is hereby deleted in its entirety and replaced with the following:
     “Shared Personnel” shall mean those Site Personnel who, as of the Effective Date, are employed by Facility Operator and , as part of their job assignment, support operation of the Power Facility, but shall exclude Facility Operator’s mechanics and trade personnel directly involved in performance of the Services.
          (h) A new sentence is hereby inserted at the end of Section 7.1.1 as follows:
     “Facility Operator shall use its best efforts in good faith to allocate Shared Personnel between the Power Facility and the Paper Mill such that wage rate of the Shared Personnel working at the Power Facility and Paper Mill is as uniform as reasonably possible (i.e., an even allocation of Shared Personnel working on overtime rather than ordinary wages).”
          (i) A new sentence is hereby inserted at the end of Section 7.1.2 as follows:
     “Facility Operator shall use its best efforts in good faith to use Site Personnel to the extent reasonably practicable in the performance of Services prior to engaging consultants, subcontracts, and other outside services as described in subsection (f) of this Section 7.1.2.
     4. Effect of Termination of Operations Provisions. A termination of the Operations Provisions for any reason shall not terminate the Lease, which shall continue in full force and effect unless otherwise terminated pursuant to the terms thereof. Landlord and Tenant each acknowledge and agree that it is the intent of the parties that in the event of the termination of the Operations Provisions prior to the termination of the Lease, notwithstanding anything to the contrary in the Lease (including the Operations Provisions), Landlord shall continue to perform its obligations under the Lease without imposing new or additional costs to Tenant as a result of the termination of the Operations Provisions, including without limitation, Landlord’s obligations under Section 4 of the Lease, except as otherwise provided in this Amendment. Notwithstanding anything in the Lease or Operations Provisions to the contrary, upon termination of the Operations Provisions:
          (a) Landlord shall no longer be engaged to operate the Power Facility pursuant to Section 7 of the Lease; and
          (b) Landlord shall have no obligation to maintain and repair Tenant’s Property located on Parcel 1 pursuant to Section 10 of the Lease and Tenant shall have no reimbursement obligation with respect thereto, provided, however, Landlord shall retain the right to maintain the fire protection system located at the Power Facility and to access and use such system in the event of a fire whenever deemed necessary by Landlord.

     5. Consent. Landlord hereby acknowledges receipt of notice of the transfer of the Class A Interest to State Street pursuant to the MIPA and consents to the transfer of Tenant’s interest in the Lease pursuant to Section 22 thereof. Landlord further agrees that, following the consummation of the transfer of the Class A Interest contemplated by the MIPA, the Lease shall remain in full force and effect for the remainder of its stated term, unless otherwise terminated in accordance with the terms and provisions set forth therein.
     6. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE STATE OF ARIZONA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).
     7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
     8. Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
     9. Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     10. Amendment, Waiver. Neither this Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Landlord and Tenant.
     11. Successors and Assigns. This Amendment shall bind and benefit Landlord and Tenant, and their respective successors and assigns, including any of Landlord’s successors and assigns to the Operations Provisions with respect thereto.
     12. Entire Agreement. This Amendment and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings between the parties hereto in respect of the subject matter hereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CATALYST PAPER (SNOWFLAKE) INC.			SNOWFLAKE WHITE MOUNTAIN POWER, LLC

By:	/s/ Tom Fawcett		By:	/s/ Robert M. Worsley

	Name:	Tom Fawcett		Name:	Robert M. Worsley
	Title:	Production Manager		Title:	Manager